EX-10.4
           BUSINESS DEVELOPMENT SERVICES AGREEMENT

           BUSINESS DEVELOPMENT SERVICES AGREEMENT

     This Business Development Services Agreement ("Agreement"), dated July 3, 2006 is made by and between Pangea Investments GmbH, a company resident at 160a Churerstrasse, CH-8808 Pf,ffikon / SZ, Switzerland ("Pangea"), and Andain Inc, ("Andain"), having its principal office at 5190 Neil Road, Suite 430, Reno, Nevada 89504.

WHEREAS, Andain is a publicly reporting issuer, and desires to further develop its assets, operations and its business lines by additional acquisitions and continues business development and growth of its existing portfolio; and

WHEREAS, Andain desires to engage Pangea to provide such business opportunities, technologies, products, and companies synergetic to Andain's operations ("Business Development") as a deal flow of business opportunities to be presented to Andain of such technologies, products, potential mergers and acquisitions of companies technologies and products, developed by Pangea for Andain.

WHEREAS, Pangea desires to be engaged by Andain to provide such Business Development services to Andain on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration for those services Pangea provides to Andain, the parties agree as follows:

     1.  Services of Pangea.

Pangea agrees to perform for Andain Business Development activities required to bring about the effectiveness of Andain's business portfolio according to Andain's financial plans of its operations. As such, Pangea will provide bona fide the Business Development as services to Andain. The Business Development services to be provided by Pangea will not be in connection with the offer or sale of Andain's securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for Andain's securities.\

     2.  Consideration.

Andain agrees to pay Pangea, as agreed fee and consideration for Business Development services provided,

        2.1 Success-based Commission - If during the Term of this Agreement or within twenty four (24) months thereafter Andain will be engaged in a transaction of acquiring technology, products companies, or business in any equity or monitory transaction of any of the business opportunities presented to Andain as of Pangea's Business Development service provided to Andain, then Andain will grant Pangea an irrevocable option (the "Option") to acquire a number of Andain's Ordinary Shares, at their nominal value of $0.001 each, up to 13% of the transaction value as reflected at Andain share price at the date that Andain's counterparty signs the transaction agreement.

        2.2  Purchase Notice  - Upon written notice to
Andain of Pangea's intent to exercise either of the First Option, the Additional Option, Andain shall issue to Pangea the respective securities free and clear of all debts, liens, encumbrances, charges, equities, claims, hypothecations, attachments, seizures and any other liability and right of any third party (including preemptive rights) against payment by Pangea of the applicable exercise price as prescribed herein.

        2.3 Expiration of the Option - Each Option may be exercised by Pangea at any time, at Pangea's sole and absolute discretion within three (3) years from the respective date on which it was granted to Pangea.

        2.4 Payable Commission - The grant of the Option, as applicable, shall be made by Andain to Pangea within seven (7) days of the date of the of this Agreement or from the closing of such acquisition or merger transaction as set in the Business Development services herein, respectively.

     3.  Confidentiality.

Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

     4.  Late Payment.

Andain shall pay to Pangea all consideration due hereunder within seven (7) days of the due date. Failure of Andain to finally pay any of the consideration within seven (7) days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the "Services" provided by Pangea, and will be sufficient cause for immediate termination of this Agreement by Pangea. Any such suspension will in no way relieve Andain from payment of consideration, and, in the event of collection enforcement, Andain shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, courts costs, and collection agency fees.

     5.  Indemnification.

(a)  Andain.

Andain agrees to indemnify, defend, and shall hold harmless Pangea and /or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Andain's representations, warranties, or agreements hereunder, or (iii) arises out of the negligence or willful misconduct of Andain, or any Andain information to be provided by Andain, which violates any rights of third parties, including, without limitation, rights of publicity, privacy, patents, copyrights, trademarks, trade secrets, and/or licenses.

(b)  Notice.

In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

     6.  Limitation of Liability.

Pangea shall have no liability with respect to Pangea's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Pangea has been advised of the possibility of such damages. In any event, the liability of Pangea to Andain for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed ten percent (10%) of the consideration paid by Andain to Pangea for the specific service provided that is in question.

     7.  Termination and Renewal.

(a)  Term.

This Agreement shall become effective on the date of this Agreement and terminate ten (10) years thereafter. Unless otherwise agreed upon in writing by Pangea and Andain, this Agreement shall automatically be renewed beyond its Term.

(b)  Termination.

Either party may terminate this Agreement on ninety (90)-calendar days written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

(c)  Termination and Payment.

Upon any termination or expiration of this Agreement, Andain shall pay all unpaid and outstanding consideration through the effective date of termination or expiration of this Agreement. And upon such termination or expiration, Pangea shall provide and deliver to Andain any and all outstanding services due through the effective date of termination or expiration.

     8.  Miscellaneous.

(a)  Independent Contractor.

This Agreement establishes an "independent contractor" relationship between Pangea and Andain.

(b)  Rights Cumulative; Waivers.

The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c)  Benefit; Successors Bound.

This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d)  Entire Agreement.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e) Amendment.

This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

(f)  Severability.

Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(g)  Section Headings.

The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)  Construction.

Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(i)  Further Assurances.

In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(j)  Notices.

Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

To Andain:

Andain Inc.
5190 Neil Road, Suite 430
Reno, Nevada 89504
Attention: Sam Elimelech

To Pangea:

Pangea Investments GmbH:
160a Churerrstrasse, Pfaffikon SZ 8808 Switzerland
Attention: Ralph W. Marthaler
Facsimile: +41(55) 415 6258

(k)  Governing Law.

This Agreement shall be governed by the interpreted in accordance with the laws of the State of Nevada without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of Nevada in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(l)  Consents.

The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(m)  Survival of Provisions.

The provisions contained in paragraphs 3, 5, 6, and 8 of this Agreement shall survive the termination or expiration of this Agreement.

(n)  Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

                                       ANDAIN INC.


                                       By: /s/  Sam Elimelech
                                       Sam Elimelech, President


                                       PANGEA INVESTMENTS GMBH


                                       By: /s/  Ralph W. Marthaler
                                       Ralph W. Marthaler, President